VIAVI SOLUTIONS INC.

2003 EQUITY INCENTIVE PLAN

(Restated effective as of November 8, 2023)

1. Establishment and Purpose of the Plan. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company by offering them an opportunity to participate in the Company’s future performance. Effective November 8, 2023 (the “Restatement Effective Date”), the Plan was amended and restated.
2.Definitions. As used herein, the following definitions shall apply:
(a)“Administrator” means the Board or any of the Committees appointed to administer the Plan.
(b)“Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.
(c)“Applicable Laws” means the legal requirements relating to the Plan and the Awards under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to Awards granted to residents therein.
(d)“Assumed” means that pursuant to a Corporate Transaction either (i) the Award is expressly affirmed by the Company or (ii) the contractual obligations represented by the Award are expressly assumed (and not simply by operation of law) by the successor entity or its Parent in connection with the Corporate Transaction with appropriate adjustments to the number and type of securities of the successor entity or its Parent subject to the Award and the exercise or purchase price thereof which preserves the compensation element of the Award existing at the time of the Corporate Transaction as determined in accordance with the instruments evidencing the agreement to assume the Award.
(e)“Award” means the grant of an Option, SAR, Dividend Equivalent Right, Restricted Stock, Restricted Stock Unit, Performance Unit, Performance Share, or other right or benefit under the Plan.
(f)“Award Agreement” means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.
(g)“Board” means the Board of Directors of the Company.
(h)“Cause” means, with respect to the termination by the Company or a Related Entity of the Grantee’s Continuous Active Service, that such termination is for “Cause” as such term is expressly defined in a then-effective written agreement between the Grantee and the Company or such Related Entity, or in the absence of such then-effective written agreement and definition, is based on, in the determination of the Administrator, (i) the Grantee’s gross negligence or willful misconduct in the Grantee’s performance of duties to the Company or a Related Entity, as applicable; (ii) the Grantee’s violation of any federal or state law that if made public would injure the business or reputation of the Company or a Related Entity; (iii) the Grantee’s failure to comply with any specific lawful direction or order of the Company or a Related Entity or the policies and procedures of the Company or a Related Entity, including but not limited to, the Company’s Code of Business Conduct and Insider Trading Policy; (iv) the substantial and continuing willful refusal by the Grantee to perform duties ordinarily performed by an individual in the same position and having similar duties as the Grantee; or (v) the material unauthorized use, disclosure or misappropriation by the Grantee of any proprietary information, trade secret or other asset of the Company or entrusted to the Company by a third party. The determination as to whether a Grantee is being terminated for Cause will be made in good faith by the Administrator and will be final and binding on the Grantee.

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(i)“Change in Control” means a change in ownership or control of the Company effected through either of the following transactions:
(i)the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders which a majority of the Continuing Directors who are not Affiliates or Associates of the offeror do not recommend such stockholders accept, or
(ii)a change in the composition of the Board over a period of thirty-six (36) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors.
(j)“Code” means the Internal Revenue Code of 1986, as amended.
(k)“Committee” means any committee composed of members of the Board appointed by the Board to administer the Plan.
(l)“Common Stock” means the common stock of the Company.
(m)“Company” means Viavi Solutions Inc., a Delaware corporation.
(n)“Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.
(o)“Continuing Directors” means members of the Board who either (i) have been Board members continuously for a period of at least thirty-six (36) months or (ii) have been Board members for less than thirty-six (36) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.
(p)“Continuous Active Service” means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Consultant, Continuous Active Service shall be deemed terminated upon the actual cessation of providing services to the Company or a Related Entity notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director or Consultant can be effective under Applicable Laws. Continuous Active Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of each Incentive Stock Option granted under the Plan, if such leave exceeds ninety (90) days, and reemployment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Non-Qualified Stock Option on the day three (3) months and one (1) day following the expiration of such ninety (90) day period.
(q)“Corporate Transaction” means any of the following transactions:
(i)a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;
(ii)the sale, transfer or other disposition of all or substantially all of the assets of the Company;
(iii)the complete liquidation or dissolution of the Company;
(iv)any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but in which securities possessing more than forty percent (40%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction; or

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(v)acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction.
(r)“Director” means a member of the Board or the board of directors of any Related Entity.
(s)“Disability” means as defined under the long-term disability policy of the Company or the Related Entity to which the Grantee provides services regardless of whether the Grantee is covered by such policy. If the Company or the Related Entity to which the Grantee provides service does not have a long-term disability plan in place, “Disability” means that a Grantee is unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment for a period of not less than ninety (90) consecutive days. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.
(t)“Dividend Equivalent Right” means a right entitling the Grantee to compensation measured by dividends paid with respect to Common Stock.
(u)“Employee” means any person, including an Officer or Director, who is in the employ of the Company or any Related Entity, subject to the control and direction of the Company or any Related Entity as to both the work to be performed and the manner and method of performance. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.
(v)“Exchange Act” means the Securities Exchange Act of 1934, as amended.
(w) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:
(i)If the Common Stock is listed on any established stock exchange or a national market system, including without limitation The Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(ii)If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, but selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
(iii)In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Administrator in good faith in compliance with Applicable Laws and in a manner that complies with Section 409A of the Code.
(x)“Full Value Award” means the grant of Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares under the Plan with a per share or unit purchase price lower than 100% of Fair Market Value on the date of grant.
(y)“Grantee” means an Employee, Director or Consultant who receives an Award under the Plan.
(z)“Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which these persons (or the Grantee) have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the Grantee) control the management of assets, and any other entity in which these persons (or the Grantee) own more than fifty percent (50%) of the voting interests.
(aa) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.
(ab)“Non-Employee Director” means a Director who is not an Employee.

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(ac)“Non-Qualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.
(ad)“Officer” means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
(ae)“Option” means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.
(af)“Parent” means a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.
(ag)“Performance Shares” means Shares or an Award denominated in Shares which may be earned in whole or in part upon attainment of performance criteria established by the Administrator.
(ah)“Performance Units” means an Award which may be earned in whole or in part based upon attainment of performance criteria established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.
(ai)“Plan” means this 2003 Equity Incentive Plan.
(aj)Related Entity” means any Parent or Subsidiary of the Company and any business, corporation, partnership, limited liability company or other entity in which the Company or a Parent or a Subsidiary of the Company holds a substantial ownership interest, directly or indirectly.
(ak)“Replaced” means that pursuant to a Corporate Transaction the Award is replaced with a comparable stock award or a cash incentive program of the Company, the successor entity (if applicable) or Parent of either of them which preserves the compensation element of such Award existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same (or a more favorable) vesting schedule applicable to such Award. The determination of Award comparability shall be made by the Administrator and its determination shall be final, binding and conclusive.
(al)“Restricted Stock” means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.
(am)“Restricted Stock Unit” means a grant of a right to receive in cash or stock, as established by the Administrator, the market value of one Share.
(an)“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.
(ao)“SAR” means a stock appreciation right entitling the Grantee to Shares or cash compensation, as established by the Administrator, measured by appreciation in the value of Common Stock.
(ap)“Share” means a share of the Common Stock.
(aq)“Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.Stock Subject to the Plan.
(a)Effective as of the Restatement Effective Date, subject to the provisions of Section 10 below, the maximum aggregate number of Shares which may be issued pursuant to all Awards (including Incentive Stock Options) shall be equal to the sum of (i) 10,000,000 Shares and (ii) the number of Shares subject to Awards outstanding under the Plan as of the Restatement Effective Date and (iii) the number of Shares that were available for future grant of Awards. The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.
(b)Any Shares subject to Awards will be counted against the numerical limits of this Section 3 as one Share for every one Share subject thereto.

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(c)Any Shares covered by an Award (or portion of an Award) which is forfeited, canceled or expires (whether voluntarily or involuntarily) shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at the lower of their original purchase price or their Fair Market Value at the time of repurchase, such Shares shall become available for future grant under the Plan. With respect to Options and SARs, the gross number of Shares subject to the Award will cease to be available under the Plan (whether or not the Award is net settled for a lesser number of Shares, or if Shares are utilized to exercise such an Award). In addition, if Shares are withheld to pay any withholding taxes applicable to an Award, then the gross number of Shares subject to such Award will cease to be available under the Plan.
4.Administration of the Plan.
(a)Plan Administrator.
(i)Administration with Respect to Directors and Officers. With respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.
(ii)Administration With Respect to Consultants and Other Employees. With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. The Board may authorize one or more Officers to grant such Awards and may limit such authority as the Board determines from time to time.
(iii)Administration Errors. In the event an Award is granted in a manner inconsistent with the provisions of this subsection (a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.
(b)Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:
(i)to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;
(ii)to determine whether and to what extent Awards are granted hereunder;
(iii)to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;
(iv)to approve forms of Award Agreements for use under the Plan;
(v)to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder;
(vi)to amend the terms of any outstanding Award granted under the Plan, provided that (A) any amendment that would adversely affect the Grantee’s rights under an outstanding Award shall not be made without the Grantee’s written consent, (B) the reduction of the exercise price of any Option or SAR awarded under the Plan shall be subject to stockholder approval and (C) canceling or “buying-out” an Option or SAR at a time when its exercise price exceeds the Fair Market Value of the underlying Shares, in exchange for cash, another Option, SAR, Restricted Stock, Restricted Stock Unit, or other Award shall be subject to stockholder approval, unless the cancellation and exchange occurs in connection with a Corporate Transaction;
(vii)to construe and interpret the terms of the Plan and Awards, including without limitation, any notice of Award or Award Agreement, granted pursuant to the Plan;
(viii)to establish additional terms, modifications, sub-plans, conditions, rules or procedures to accommodate the rules or laws of applicable non-U.S. jurisdictions and to afford Grantees favorable treatment under such rules or laws; provided, however, that no Award shall be granted under any such additional terms, modifications, sub-plans, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan; and

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(ix)to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.
(c)Minimum Vesting Requirements. Notwithstanding any provision of the Plan to the contrary, all Awards granted under the Plan after the Restatement Effective Date shall have a minimum vesting period of one-year measured from the date of grant; provided, however, that up to 5% of the Shares available for future distribution under this Plan as of the Restatement Effective Date may be granted without such minimum vesting requirement. Nothing in this Section 4(c) shall limit the Company's ability to grant Awards that contain rights to accelerated vesting on a termination of employment or service (or to otherwise accelerate vesting), or limit any rights to accelerated vesting in connection with a Corporate Transaction. In addition, any awards assumed or substituted in connection with an acquisition and awards to Non-Employee Directors that vest on the earlier of the one-year anniversary of the date of grant or the next annual meeting of stockholders (which is at least 50 weeks after the immediately preceding year’s annual meeting of stockholders) shall not be subject to this minimum vesting requirement.
(d)Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or as Officers or Employees of the Company or a Related Entity, members of the Board and any Officers or Employees of the Company or a Related Entity to whom authority to act for the Board, the Administrator or the Company is delegated shall be defended and indemnified by the Company to the extent permitted by law on an after-tax basis against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such claim, investigation, action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct; provided, however, that within thirty (30) days after the institution of such claim, investigation, action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at the Company’s expense to handle and defend the same.
5.Eligibility. Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees of the Company or a Parent or a Subsidiary of the Company. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors or Consultants who are residing in non-U.S. jurisdictions as the Administrator may determine from time to time. With respect to Awards granted under the Plan after the Restatement Effective Date, in the event a Grantee’s regular level of time commitment in the performance of his or her services for the Company and any Related Entity is reduced (for example, and without limitation, if the Grantee is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Grantee, the Company has the right in its sole discretion to (x) make a corresponding reduction in the number of Shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (y) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Grantee will have no right with respect to any portion of the Award that is so reduced or extended.
6.Terms and Conditions of Awards.
(a)Type of Awards. The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) cash or (iii) an Option, a SAR, or similar right with a fixed or variable price related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions. Such Awards include, without limitation, Options, SARs, Restricted Stock, Restricted Stock Units, Dividend Equivalent Rights, Performance Units or Performance Shares, and an Award may consist of one such security or benefit, or two (2) or more of them in any combination or alternative.
(b)Designation of Award. Each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary of the Company) exceeds $100,000, such excess Options, to the extent of the Shares covered thereby in excess of the foregoing limitation, shall be treated as Non-Qualified Stock Options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the grant date of the relevant Option.

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(c)Conditions of Award. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. The performance criteria established by the Administrator may be based on any one of, or combination of, the following: (1) increase in share price, (2) earnings per share, (3) total stockholder return, (4) operating margin, (5) gross margin, (6) return on equity, (7) return on assets, (8) return on investment and/or return on invested capital, (9) operating income, (10) net income, (11) net operating income, (12) pre-tax profit, (13) cash flow, (14) free cash flow; (15v) revenue, (16) net revenue, (17) expenses, (18) earnings before income taxes, interest, depreciation and/or amortization, (19) economic value added, (20) market share, (21) personal management objectives, (22) debt and/or debt-to-equity; (23) bookings; (24) sales; (25) annual recurring revenue; (26) liquidity; (27) intellectual property (e.g., patents)/product development; (28) mergers, acquisitions, divestitures or other strategic transactions; (29) individual business and/or management objectives; (30) cost per order dollar; (31) design or design wins; (32) operational metrics, key performance indicators or strategic goals; (33) environmental, social and governance goals; and (34) other measures of performance selected by the Administrator. As determined by the Administrator, any criteria used may be measured, as applicable, (i) in absolute terms, (ii) in relative terms, including, but not limited, passage of time (such as year over year growth) and/or against another company, a comparison group of companies or index designated by the Administrator, (iii) on a per-share basis, (iv) against the performance of the Company as a whole or one or more identifiable business units, divisions, products, lines of business or segments of the Company, (v) on a pre-tax or after-tax basis, and/or (vi) on a GAAP or non-GAAP basis. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement. The Administrator may provide at the time of grant for the adjustment of the performance criteria applicable to Performance Units or Performance Shares to include or exclude any objectively determinable components of such performance criteria.
(d)Dividends and Dividend Equivalent Rights. The Administrator in its sole discretion may credit to each holder of an Award, in the form of Dividend Equivalent Rights or otherwise, an amount equal to the value of all dividends and other distributions (whether in cash, Shares or other property) paid or distributed by the Company on the equivalent number of Shares; provided, however, that such holder will not be paid any dividends or other distributions (or any related earnings or interest on such dividends or distributions, if the Administrator in its sole discretion provides for such payments) unless and until the underlying Award vests. The value of dividends or other distributions (or any related earnings or interest, if applicable) payable with respect to Awards that do not vest shall be forfeited.
(e)Acquisitions and Other Transactions. The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.
(f)Deferral of Award Payment. The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.
(g)Separate Programs. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.
(h) Individual Limitations on Awards. The maximum number of Shares with respect to which Awards may be granted to any Grantee in any fiscal year of the Company shall be 1,790,200 Shares. In connection with a Grantee’s (i) commencement of Continuous Active Service or (ii) first promotion in any fiscal year of the Company prior to the Restatement Effective Date, a Grantee may be granted Awards for up to an additional 1,790,200 Shares which shall not count against the limit set forth in the preceding sentence. The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 10, below. In applying the foregoing limitations with respect to a Grantee, if any Awards are canceled, the canceled Awards shall continue to count against the maximum number of Shares with respect to which Awards may be granted to the Grantee. For this purpose, the repricing of an Option (or in the case of a SAR, the base amount on which the stock appreciation is calculated is reduced to reflect a reduction in the Fair Market Value of the Common Stock) shall be treated as the cancellation of the existing Option or SAR and the grant of a new Option or SAR. If the vesting or receipt of Shares under the Award is deferred to a later date, any amount (whether denominated in Shares or cash) paid in addition to the original number of Shares subject to the Award will not be treated as an increase in the number of Shares subject to the Award if the additional amount is based either on a reasonable rate of interest or on one or more predetermined actual investments such that the amount payable by the Company at the later date will be based on the actual rate of return of a specific investment (including any decrease as well as any increase in the value of an investment).

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(i)Limitations on Awards to Non-Employee Directors. Notwithstanding any other provision of the Plan to the contrary, the maximum value of Awards granted under the Plan during a fiscal year of the Company to a Non-Employee Director for services on the Board, taken together with any cash fees paid by the Company to such Non-Employee Director during such fiscal year for services on the Board, shall not exceed $1,000,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards under applicable financial accounting standards), including for this purpose the value of any Awards that are received in lieu of payment of all or a portion of his or her regular annual retainer or other similar cash based payments. For the avoidance of doubt, neither Awards granted or compensation paid to a Non-Employee Director for services as an Employee or Consultant nor any amounts paid to a Non-Employee Director as a reimbursement of an expense shall count against the foregoing limitation.
(j)Early Exercise. The Award Agreement may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate.
(k)Term of Award. The term of each Award shall be the term stated in the Award Agreement, provided, however, that the term of an Award shall be no more than eight (8) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement.
(l)Transferability of Awards. Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee. Other Awards shall be transferable by will and by the laws of descent and distribution, and during the lifetime of the Grantee, by gift or pursuant to a domestic relations order to members of the Grantee’s Immediate Family to the extent and in the manner determined by the Administrator. Notwithstanding the foregoing, the Grantee may designate a beneficiary of the Grantee’s Award in the event of the Grantee’s death on a beneficiary designation form provided by the Administrator; provided, that in no event may any Award be transferred for consideration to a third-party financial institution.
(m)Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such later date as is determined by the Administrator.
(n)Prohibition on Loans. No Grantee will be permitted to execute a promissory note as partial or full consideration for the purchase of Shares.
7.Award Exercise or Purchase Price, Consideration and Taxes.
(a)Exercise or Purchase Price. The exercise or purchase price, if any, for an Award shall be as follows:
(i)In the case of an Incentive Stock Option:
(A)granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or
(B)granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.
(ii)In the case of a Non-Qualified Stock Option, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.
(iii)In the case of a SAR, the base amount on which the stock appreciation is calculated shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.
(iv)In the case of other Awards, such price as is determined by the Administrator.
(v)Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6(d) above, the exercise or purchase price for the Award shall be determined in accordance with the provisions of the relevant instrument evidencing the agreement to issue such Award.

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(b)Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following, provided that the portion of the consideration equal to the par value of the Shares must be paid in cash or other legal consideration permitted by the Delaware General Corporation Law:
(i)cash;
(ii)check;
(iii)surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require (including withholding of Shares otherwise deliverable upon exercise of the Award) which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised, provided, however, that Shares acquired under the Plan or any other equity compensation plan or agreement of the Company must have been held by the Grantee for a period of more than six (6) months;
(iv)with respect to Options, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction; or
(v)any combination of the foregoing methods of payment.
(c)Taxes. No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any non-U.S., federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares or the disqualifying disposition of Shares received on exercise of an Incentive Stock Option. Upon exercise of an Award the Company shall withhold or collect from Grantee an amount sufficient to satisfy such tax obligations.
8.Exercise of Award.
(a)Procedure for Exercise; Rights as a Stockholder.
(i)Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.
(ii)An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(iv).
(b)Exercise of Award Following Termination of Continuous Active Service.
(i)An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee’s Continuous Active Service only to the extent provided in the Award Agreement.
(ii)Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee’s Continuous Active Service for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.
(iii)Any Award designated as an Incentive Stock Option to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of a Grantee’s Continuous Active Service shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement.
9.Conditions Upon Issuance of Shares.
(a)Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

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(b)As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.
10.Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, the maximum number of Shares with respect to which Awards may be granted to any Grantee in any fiscal year of the Company, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or similar transaction affecting the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) as the Administrator may determine in its discretion, any other transaction with respect to Common Stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator and the Administrator’s determination shall be final, binding and conclusive. Except as the Administrator determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.
11.Corporate Transactions.
(a)Termination of Award to Extent Not Assumed in Corporate Transaction. Effective upon the consummation of a Corporate Transaction, all outstanding Awards under the Plan shall terminate. However, all such Awards shall not terminate to the extent they are Assumed in connection with the Corporate Transaction.
(b)Acceleration of Award Upon Corporate Transaction. Except as provided otherwise in an individual Award Agreement, in the event of a Corporate Transaction, for the portion of each Award that is neither Assumed nor Replaced, such portion of the Award shall automatically become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at fair market value) for all of the Shares at the time represented by such portion of the Award, immediately prior to the specified effective date of such Corporate Transaction (with Awards that vest based on performance-criteria, vesting at target).
(c)Effect of Acceleration on Incentive Stock Options. Any Incentive Stock Option accelerated under this Section 11 in connection with a Corporate Transaction shall remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded. To the extent such dollar limitation is exceeded, the excess Options shall be treated as Non-Qualified Stock Options.
12.Effective Date. The Plan originally became effective upon its approval by the stockholders of the Company. The Plan, as amended and restated, shall become effective upon its approval by the stockholders of the Company. No Incentive Stock Options may be granted after September 18, 2023. Future Incentive Stock Options may be granted pursuant to Board and Shareholder approval after such date. Subject to Applicable Laws, Awards may be granted under the Plan upon it becoming effective.
13.Amendment, Suspension or Termination of the Plan.
(a)The Board may at any time amend, suspend or terminate the Plan; provided, however, that no such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by Applicable Laws, or if such amendment would change any of the provisions of Section 4(b)(vi) or this Section 13(a). Notwithstanding any other provision of the Plan to the contrary, the Board may, in its sole and absolute discretion and without the consent of any participant, amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming the Plan or such Award Agreement to any present or future law, regulation or rule applicable to the Plan, including, but not limited to, Section 409A of the Code.
(b)No Award may be granted during any suspension of the Plan or after termination of the Plan.
(c)No suspension or termination of the Plan (including termination of the Plan under Section 12, above) shall adversely affect any rights under Awards already granted to a Grantee.
14.Reservation of Shares.
(a)The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

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(b)The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
15. No Effect on Terms of Employment/Consulting Relationship. The Plan shall not confer upon any Grantee any right with respect to the Grantee’s Continuous Active Service, nor shall it interfere in any way with his or her right or the right of the Company or any Related Entity to terminate the Grantee’s Continuous Active Service at any time, with or without Cause, and with or without notice. The ability of the Company or any Related Entity to terminate the employment of a Grantee who is employed at will is in no way affected by its determination that the Grantee’s Continuous Active Service has been terminated for Cause for the purposes of this Plan.
16.No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.
17.Beneficiary Designation. Subject to the approval of the Administrator or a duly authorized Officer, a Grantee may, by delivering written notice to the Company (or a third party designated by the Company, each a “Company Designee”), in a form approved by the Company (or a Company Designee), designate a third party who, on the death of the Participant, will thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, upon the death of the Grantee, the executor or administrator of the Grantee’s estate or the Grantee’s legal heirs will be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.
18.Unfunded Obligation. Grantees shall have the status of general unsecured creditors of the Company. Any amounts payable to Grantees pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended. Neither the Company nor any Related Entity shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Grantee account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Related Entity and a Grantee, or otherwise create any vested or beneficial interest in any Grantee or the Grantee’s creditors in any assets of the Company or a Related Entity. The Grantees shall have no claim against the Company or any Related Entity for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.
19.Compliance with Applicable Law and Company Policies; Compensation Recovery. For the avoidance of doubt, each Grantee must comply with Applicable Law, the Company’s Code of Business Conduct, and the Company’s corporate policies, as applicable, including without limitation the Company’s Clawback Policy. Notwithstanding anything to the contrary herein, (i) compliance with Applicable Law, the Company’s Code of Business Conduct, and the Company’s corporate policies, as applicable, will be a pre-condition to earning, or vesting in, any Award under this Plan and (ii) any Awards under this Plan which are subject to the Company’s Clawback Policy will not be earned or vested, even if already granted, paid or settled, until the Company’s Clawback Policy ceases to apply to such Awards and any other vesting conditions applicable to such Awards are satisfied. Each Award may be subject to the terms and conditions of any other policy (and any amendments thereto) adopted by the Company from time to time, which may include any policy related to the vesting or transfer of equity awards. Whether any such policy will apply to a particular Award may depend, among other things, on when the Award was granted, whom the Award was granted to, and the type of Award.
20.Governing Law. The Plan is to be construed in accordance with and governed by the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the parties, except to the extent the internal laws of the State of Delaware are superseded by the laws of the United States. Should any provision of the Plan be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

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